  Page 1 of 1  QV1‐ Level 3, 250 St Georges Tce, Perth  Western Australia 6000  PO Box 7085, Cloisters Square  Western Australia 6850  T / +61 (0)8 9204 0700        CONSENT OF QUALIFIED PERSON    RE: Form 10‐K of Arcadium Lithium plc (the “Company”)    Dear Sir/Madam:  Wave International Pty Ltd, in connection with Arcadium Lithium plc’s Annual Report on Form 10‐K for the year  ended December 31, 2023 (the “Form 10‐K”), consents to:   the use by Arcadium Lithium plc (the “Company”) of and references to the amended technical  report summary titled “SEC Technical Report Summary, James Bay Lithium Project]” (as  amended, the “Technical Report Summary”), originally dated  August 31, 2023, that was  prepared in accordance with Subpart 1300 of Regulation S‐K promulgated by the U.S.  Securities and Exchange Commission (the “SEC”) and which is referenced in the Form 10‐K as  Exhibit 96.7 thereto and was filed as an exhibit to Amendment No. 4 to the Company’s  Registration Statement on Form S‐4 (File No 333‐273360), filed with the SEC on [October 30,  2023 and portions of which are summarized in the Form 10‐K;   the incorporation by reference of the Technical Report Summary in the Company’s  Registration Statements on Form S‐8 (File Nos. 333‐276377 and 333‐276378) (the  “Registration Statements”);    the use of and references to our name, including our status as a “qualified person” (as  defined in Subpart 1300 of Regulation S‐K promulgated by the SEC) in connection with the  Form 10‐K and the Registration Statements; and   any extracts from or a summary of the Technical Report Summary in the Form 10‐K and  incorporated by reference in the Registration Statements and the use of any information  derived, summarized, quoted or referenced from the Technical Report Summary, or portions  thereof, that was or were prepared by us, that we supervised the preparation of and/or that  was or were reviewed and approved or certified by us, that is or are included in the Form 10‐K  and incorporated by reference in the Registration Statements.  Wave  International Pty  Ltd  is  responsible  for authoring, and  this consent pertains  to, Sections 1.6, 1.9, 1.10  (Excluding the WRTSF, OPSF and WMP), 1.13, 1.15.4, 4, 10, 14, 15.1, 15.6 – 15.19, 18 (excluding 18.3.1), 21, 22.1.3,  22.2.2, 22.2.4, 22.2.5, 23.4.  Report Summary, provided that, in accordance with the provisions set forth in §229.1302(f), we have relied  on information provided by or on behalf of the Company (including its subsidiary, Livent Corporation) as set  forth  in Section 25 of  the Technical Report Summary.  SLR certifies  that  it has  read  the descriptions and  references to the Technical Report Summary in the Form 10‐K and the Registration Statements and that they  fairly and accurately represent information in the Technical Report Summary for which SLR is responsible.  Dated February 29, 2024    Name: Robin Frank Macaskill, B Eng (Mechanical), MIEAust CPEng, NER, MBA, GAICD  Title: Director, COO  Company: Wave International Pty Ltd  Exhibit 23.17